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                                                                    EXHIBIT 10.3

May 5, 1999


Mr. M. Jeffrey Branman
229 South Mountain Avenue
Montclair, New Jersey 07047

Dear Mr. Branman:

This letter supersedes the letter agreement, dated February 19, 1999, between Venator Group, Inc., formerly Woolworth Corporation, ("Venator"), a New York corporation, and you.

This letter amends the supplemental agreement dated April 24, 1997 (the "Supplemental Agreement") between Venator and you as follows.

         1. The reference in the first paragraph of the Supplemental Agreement to the Senior Executive Severance Agreement dated April 24, 1997 is hereby amended to refer to the Senior Executive Severance Agreement dated as of May 5, 1999.

         2. Paragraph 5 of the Supplemental Agreement is hereby amended to read in its entirety as follows: "Clause (iv) of Section 1(k) of the Agreement shall not apply to the discretionary bonus based on individual performance standards provided for under the terms of your employment."

All provisions of the Supplemental Agreement not expressly amended hereby shall remain unmodified and unamended and the entire Supplemental Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms of the Supplemental Agreement.

                                                   VENATOR GROUP, INC.

                                                   By: /s/ John F. Gillespie
                                                       -------------------------
                                                       Senior Vice President -
                                                       Human Resources


ACCEPTED AND AGREED:

/s/ M. Jeffrey Branman
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M. Jeffrey Branman

Date:  June 3, 1999
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